Exhibit 99.1

Soluna Signs Land Agreements for 166 MW Project Kati

Targets Sustainable AI and Bitcoin Growth

ALBANY, NY, April 15, 2025 –Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, announced today that it has signed the necessary definitive agreements to secure two parcels of land required to build Project Kati in Texas.

Project Kati is a 166 MW data center site that will power advanced computing applications, including Bitcoin mining and, potentially, artificial intelligence (AI). The project is in partnership with EDF Renewables and Masdar.

With two strategic land parcels now under contract—one for Bitcoin and one for AI—Soluna has cleared a major milestone in the development of the site. The shovel-ready project will be delivered in two phases, starting with 83 MW, and is expected to unlock new Bitcoin hosting and joint venture opportunities across the high-performance computing (HPC) landscape.

“We’ve entered into the agreements necessary to secure the land we need to build this strategic project,” said John Belizaire, CEO at Soluna. “We believe this milestone sets the stage for construction, investment, and innovation, and we’re now ready to move from vision to execution. Project Kati will be a cornerstone of our strategy to scale sustainable Bitcoin and AI infrastructure.”

Soluna will now focus on three key areas as the project moves toward construction in 2025:

●	Capital Formation – Soluna will open Project Kati to bids from prospective investors, partners, and customers for a Bitcoin Hosting data center.
●	Joint Venture Opportunities – Discussions are underway with potential partners to co-develop an AI or HPC-focused data center at the site.

●	HPC Site Analysis – With the help of expert advisors, Soluna has already completed the evaluation of the site for Tier-3, confirming its suitability for high performance computing and AI data center capabilities, including environmental, energy, and connectivity factors.

The Company expects that Phase 1 of Project Kati—83 MW—would bring its operating capacity to over 206 MW, reinforcing its leadership in powering next-generation computing with renewable energy.

In keeping with its tradition of honoring women scientists, Soluna named Project Kati after Katalin “Kati” Karikó, the pioneering Hungarian scientist whose groundbreaking work made mRNA-based therapies and modern vaccines possible.

Closing of the land transactions is subject to the entering into of final agreements with Willacy County and Lyford School District related to potential tax abatements, the structuring of the data center transaction, and final Soluna due diligence.

For more information about Soluna and its projects, please visit solunacomputing.com.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the completion of Project Kati, including our ability to satisfy the conditions to closing and complete the land transactions, our expectations with respect to the amount of renewable energy capacity the project will deliver and our ability to complete the project on the projected timeline or at all, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io